UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2012

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) was held on May 8, 2012. The following are the voting results on the two proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 19, 2012.

PROPOSAL 1 — Votes regarding the persons elected to serve as Directors of the Company for the ensuing year, until the next annual meeting of shareholders of the Company and until their respective successors have been duly elected and qualified were as follows:

		VOTES	BROKER
NOMINEE	VOTES FOR	WITHHELD	NON-VOTES
Lynn J. Good	148,816,825	3,566,047	19,177,283
Anthony J. Guzzi	148,730,525	3,652,347	19,177,283
Neal J. Keating	148,803,092	3,579,780	19,177,283
John F. Malloy	151,842,892	539,980	19,177,283
Andrew McNally IV	142,053,775	10,329,097	19,177,283
Timothy H. Powers	148,592,032	3,790,840	19,177,283
G. Jackson Ratcliffe	148,789,966	3,592,906	19,177,283
Carlos A. Rodriguez	148,709,328	3,673,544	19,177,283
John G. Russell	151,357,508	1,025,364	19,177,283
Richard J. Swift	143,357,281	9,025,591	19,177,283
Daniel S. Van Riper	148,391,792	3,991,080	19,177,283

PROPOSAL 2 — Votes regarding the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2012 were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED

170,168,899	1,268,927	122,329

Pursuant to the foregoing votes, the eleven nominees listed above were elected to serve on the Company’s Board of Directors, and Proposal 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

May 9, 2012	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel